EXHIBIT 10.6

                            THE KNOCKOUT GROUP, INC.

                              EMPLOYMENT AGREEMENT

      THIS EMPLOYMENT, AGREEMENT (this "Agreement"), dated and effective this the 10 day of November, 2004 (the "Effective Date"), between KNOCKOUT GROUP, INC., a Delaware corporation (the "Company"), and Ahmed Shaikh ("Employee").

                                    AGREEMENT

      In consideration of the employment of hmploycc and the compensation the Company agrees to pay Employee, the training of Employee and the granting to Employee of access to certain confidential information of the Company, all as more specifically set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

      1. Employment. The Company hereby employs Employee and Employee hereby accepts such employment upon the terms and conditions set forth in this Agreement, during the period commencing on the Effective Date, and continuing thereafter until the close of business on October 10, 2007 ("Initial Term"), subject to the terms and conditions contained herein. The Company and the Executive may extend this Agreement for successive one year terms by mutual agreement, and the party seeking to extend the Agreement for a successive term must give the other party notice of intent to extend the Agreement at least 90 days prior to the expiration of the Initial Term or successive term. The Period of Employment shall terminate automatically upon the death of Employee, and neither Employee nor his estate nor heirs shall be entitled to any salary, compensation or other benefits with respect to any period subsequent to his death.

      2. Position and Duties. Employee will initially have the title of President / Chief Operating Office, but may later be given a different title by the Company. During the Period of Employment, Employee shall faithfully and diligently devote his business time, attention, skills, and efforts exclusively to the performance of those duties as the Company may assign from time to time, during such times and in such a manner as the Company may reasonably prescribe, and to the furtherance of the business objectives and the best interests of the Company. The Company may change or expand the position, responsibilities and duties of Employee at any time, provided that there is no diminishment of the position or responsibilities.

      3. Employee's Com pen sation. Employee shall be afforded the following compensation and benefits during the Period of Employment:

            (A) Salary. The Company shall pay Employee a salary (the "Salary") of $20,000 per month, subject to applicable federal and state withholding requirements, and other withholding elected by Employee. The Salary may thereafter be increased from time lo time at the sole discretion of the Company, and shall be payable in accordance with the customary payroll practices of the Company.

            (b) Bonus. Beginning November 10, 2004, Employee shall be entitled to incentive based bonuses. Employee shall receive an annual bonus defined by and based on the board approved company incentive bonus plan.

            (c) Benefits. Employee shall be entitled to participate in the employee benefit programs that the Company may elect to provide the Company's employees generally; provided, however, that Employee shall be entitled to receive (i) health insurance, and the Company shall reimburse Employee for any deductibles applicable thereto, up to an annual maximum of $5000.00; (ii) 4 weeks paid vacation per year. However, nothing contained in this Agreement shall obligate the Company to establish or maintain any employee benefit or welfare plans other than those expressly set forth herein, nor shall the provisions of this Section 3(c) be construed as providing Employee the right to continued employment over any period of time.

            (d) Stock Options. Subject to the Company and Employee entering into a Stock Option Agreement on Company's standard form and such other agreements as the Company may require, the Company will grant Employee options to purchase L/z % of the fully diluted (as of the date of this Agreement) shares of the Company's Common Stock pursuant to the terms of such Stock Option Agreement; vesting each 6 month period rjroyided. however, that the grant of any such options is subject to the approval of such grant by the Board and provided further that all options granted pursuant to this Section 3(d) shall automatically vest upon a termination of Employee's employment by the Company without Cause (as defined below).

            (e) Training, The Company also shall provide Employee with such training as may reasonably be required for Employee to carry out Employee's assigned duties with the Company during the Period of Employment.

      4. Severance Benefits. The Company may terminate Employee's employment with the Company at any time, with or without "Cause" (as defined below). If Employee's employment is terminated by the Company with or without Cause, the Company may, at its sole election, pay Employee his Salary for the post-termination duration of the noncompetition covenant set forth in Section 5(d) of this Agreement, provided that (a) Employee is at all times in full compliance with such noncompetition covenant and (b) Employee executes and delivers to the Company (and does not subsequently revoke) a severance agreement and release in form and substance mutually acceptable to the Company and Employee within three (3) days after the date of termination. If the Company elects to make such payments, payment of the Salary as aforesaid will be made on Company's standard payroll schedules from the date of termination, as if Employee had not been terminated. The Company may cease such payments if Employee breaches or violates the noncompetition covenant set forth in Section 5(d) of this Agreement. For purposes of this Agreement, "Cause" shall exist in the event of any one or more of the following: (1) Employee's material breach of this Agreement or any other agreement or arrangement between the Employee and Company; (2) Employee's negligence in the performance, or intentional nonperformance, of any of Employee's duties and responsibilities hereunder; (3) Employee's dishonesty, fraud or misconduct with respect to the business or affairs of the Company; (4) Employee's conviction of or plea of guilty or nolo contendre to, a felony or a crime involving moral turpitude; (5) Company's receipt of a confirmed positive illegal drug test result; (6) Employee's failure to perform specific and lawful directives of the Board, as reasonably determined by the Board; (7) Employee's violation of (or causing the Company to violate) any rules or regulations of any governmental or regulatory body, which is materially injurious to the Company; or (8) Employee's material breach of any of the Company's policies or procedures.

      S. Other Representations and Obligations. Employee acknowledges and agrees that his acceptance of the covenants contained in this Section 5 is a condition to employment by the Company and the Company's execution of this Agreement. Employee further acknowledges and agrees that the covenants set forth below are being made by him voluntarily, at the time of his execution of this Agreement and as part of the terms of his employment with the Company. Accordingly, in return for the Company's employment of Employee, the Company's compensation of Employee, the Company's training of Employee and disclosure of confidential information to him, and the grant of stock options to Employee as described herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Employee does hereby agree as follows:

            (a) Assistance in Litigation. During the Period of Employment and for three (3) full years thereafter, Employee shall, upon reasonable notice, furnish such information and proper assistance to the Company as may reasonably be required by the Company in connection with any litigation in which the Company is, or may become, a party.

            (b) Confidential Information. Employee acknowledges that before and during the course of the Period of Employment Employee will acquire knowledge of trade and business secrets and other confidential information of the Company. Accordingly, Employee agrees as follows:

                  (i) Definition of Confidential Information. Employee agrees and acknowledges that the following information and materials whether in written, oral, magnetic, photographic, optical, machine-readable or other form will be considered to be "Confidential Information" of the Company: (A) all information and materials received by Employee from the Company in tangible form and marked "Proprietary" or "Confidential"; (B) all computer software or portions thereof (whether in source or object code form) developed and/or owned by the Company and all written materials relating to such software; (C) all computer software (whether in source or object code form) or other information licensed by the Company from third parties to whom the Company owes any obligations of confidentiality; (D) all ideas, concepts, know-how, materials, inventions, research, reports, products, designs, methods, formulae, techniques, systems, processes and works of authorship relating specifically to the business of the Company and not to the industry generally; (E) all internal business information, procedures and plans of the Company and all lists of current or prospective customers of the Company; and (F) all other information that is not generally known to third parties who are not under an obligation of confidentiality to the Company and that has value to the Company because it is not known to third parties.

                  (ii) DefinJtJon_of_Trade Secret. As used herein, "Trade Secret" is defined as business or technical information that derives independent actual or potential commercial value from not being generally known or readily ascertainable through independent development or reverse engineering.

                  (iii) Exclusions. The Company acknowledges and agrees that the following information and materials will not be considered Trade Secrets or Confidential Information: (A) information that at the time of disclosure is in the public domain, or that later becomes pan of the public domain through no breach of this Agreement by Employee; (B) information that is rightfully furnished to Employee subsequent to the Period of Employment by a third party who is under no obligation of confidentiality to the Company; and (C) information that Employee can demonstrate is independently developed by Employee subsequent to the Period of Employment without any use of, reference to or reliance upon the Trade Secrets or Confidential Information.

                  (iv) Restrict! ons on Use and Pi sclosure of Trade Secrets _and Confidential Information. During the Period of Employment and thereafter, Employee shall not use or disclose the Trade Secrets or Confidential Information other than as required in the performance of Employee's duties with the Company. Upon termination of the Period of Employment for any reason whatsoever, Employee shall deliver to the Company all tangible materials that embody the Trade Secrets or Confidential Information or that were created by reference to the Trade Secrets or Confidential Information.

                  (v) Disclosures Required by Law. In the event that Employee becomes legally compelled to disclose any of the Trade Secrets or Confidential Information, Employee will provide the Company with prompt written notice so that the Company may seek a protective order or other appropriate remedy or may waive compliance with the provisions of Section 5(b)(iv). In the event that such protective order or other remedy is not obtained, or that the Company waives compliance with the provisions of Section 5(b)(iv), Employee will furnish only that portion of the Trade Secrets or Confidential Information that Employee believes, after receiving advice from counsel, may be legally required.

                  (vi) Company.'s.Limited Obligation. Notwithstanding anything to the contrary in this Agreement, the Company shall not be required to provide Employee with access to any information other than that information as may reasonably be required for Employee to carry out its assigned duties with the Company during the Period of Employment Trade Secrets and Confidential Information as herein defined are and shall remain the exclusive property of the Company, and Employee shall have no rights in or to such Trade Secrets and Confidential Information.

            (c) Ideas and Inventions. Employee and the Company hereby agree and acknowledge that the following will be considered to be within the definition of "Company Inventions" for the purposes of this Agreement: Any and ail ideas, concepts, know-how, techniques, processes, methods, inventions, discoveries, developments, innovations, improvements, modifications, designs, software programs, works of authorship, documentation, formulas, data, secrets or intellectual property rights whatsoever or any interest therein (whether or not patentable or registrable under copyright or similar statutes or subject to analogous protection) (cumulatively, "Ideas") that are conceived or made by Employee, whether alone or with others, in the course of Employee's employment with the Company during the Period of Employment, and that either (I) involve or are reasonably related to the business of the Company or the Company's actual or demonstrably anticipated research or development or (2) incorporate or are based on, in whole or in part, any of the Confidential Information; provided, however, that the "Company Inventions" shall not include any Ideas with respect to which both of the following conditions are satisfied; (1) the Company shall have expressed its written consent, signed on behalf of the Company by its President or Vice President, authorizing the development by Employee of the Ideas specified within said written consent for Employee's own behalf (which consent shall be valid and operative only for so long as the following additional condition regarding Confidential Information is satisfied, unless the consent specifically states otherwise); and (2) the Ideas shall not at any time incorporate or be based upon, in whole or in part, any of the Confidential Information. Employee hereby assigns to the Company all of Employee's right, title and interest in and to the Company Inventions made, conceived, discovered or reduced to practice during the period of Employment. All copyrights, patents, trade secrets and other intellectual property rights associated with the Company Inventions shall belong exclusively to the Company and shall, to the fullest extent permitted by applicable law, be considered work made for hire for the Company within the meaning of Title 17 of the United States Code. Employee agrees to disclose all Company Inventions to the Company promptly upon conception. During the Period of Employment and thereafter, Employee shall execute, acknowledge and deliver any instruments that may reasonably be requested by the Company to enable the Company to prosecute and obtain patents or to obtain, protect or secure patent, trademark, copyright or other intellectual property rights relating to the Company Inventions,

      Notwithstanding the foregoing, this Agreement shall not be construed to apply to, and shall not create any assignment of, any Ideas of the Employee that are covered by Section 66-57.1 of the North Carolina General Statutes, a copy of which is attached hereto as Exhibit A. Employee represents that the Ideas, if any, identified on Exhibit B attached hereto comprise all the unpatented and uncopyrighted Ideas that Employee has made or conceived prior to Employee's employment by the Company, which Ideas are excluded from this Agreement. Employee understands that it is necessary only to list the titles and purposes of such Ideas but not details thereof.

            (d) Restrictive Covenants.

                  (i) Noncompetition. During (he term of his employment, and for a period of three (3) years after the termination or cessation of Employee's employment with the Company, regardless of manner or cause of termination (provided that the Company is making severance payments to Employee pursuant to Section 4 hereof), Employee agrees that, within the geographic area described in
Section 5(d)(iv), he will not; (A) engage in, manage, operate, control or supervise, or participate in the management, operation, control or supervision of, any business or entity which provides products or services competitive with those then currently provided by the Company; (B) be employed in a position or be engaged in any business that provides products or services competitive with those then currently provided by the Company, performing substantially the same work as he performed while employed by the Company pursuant to this Agreement or otherwise; or (C) have any ownership or financial interest, directly or indirectly, in any entity which provides products or services competitive with those then currently provided by the Company, including, without limitation, as an individual, partner, shareholder (other than as a shareholder of a publicly-owned corporation in which Employee owns less than 1% of the outstanding shares of such corporation), officer, director, employee, member, associate, principal, agent, representative or consultant, and shall not in any other manner, directly or indirectly, compete to any extent with such business of the Company. Notwithstanding the foregoing, the Company and Employee may agree to waive all or some of the provisions of this Section 5(d) or the application of this Section 5(d) to certain circumstances, provided that any such waiver must be set forth in a written agreement executed by both parties, and the waiver shall be limited to the matters and circumstances expressly set forth therein.

                  (ii) Restriction.. on_Soljcit3tjgn. of Customers. Employee agrees that he will not (in addition to any other restriction on his activities), for a period of two (2) years immediately following Employee's termination, on his own behalf or on behalf of any other person or entity, directly or indirectly call on or otherwise contact customers of the Company on or prior to the date of termination or cessation of Employee's employment with the Company (the "Restricted Customers") within the geographic area described in
Section 7(d)(iv), for the purpose of selling products or services to the Restricted Customers that are competitive with those provided by the Company.

                  (iii) Restriction on SolicitationjrfJgmpjoyees. Employee agrees that he will not, for a period of two (2) years immediately following Employee's termination, directly or indirectly contact, solicit, interfere with or attempt to entice in any form, fashion or manner any employee of the Company:
(A) for the purpose of inducing that employee to work with or for Employee (or with a person or business entity with which employee is affiliated); or (B) to terminate his employment with the Company.

                  (iv) Geographical_Scope. The provisions contained in Sections 5(d)(i) and 5(d)(ii) shall be limited in scope and shall be effective only within the following geographical areas: (A) each country in which the Company markets its products to existing or prospective customers at any time during the Period of Employment; (B) each country in which customers of the Company reside at any time during the Period of Employment; (C) the United States of America;
(D) all those states to the east of the Mississippi River; (E) each state in which the Company markets its products to existing or prospective customers at any time during the Period of Employment; (F) each state in which customers of the Company reside at any time during the Period of Employment; (G) the State of North Carolina; (H) each county within the State of North Carolina; (1) the territory within a 50 mile radius of the Company's principal office in Norihlake, Illinois; and (J) the territory within a 50 mile radius of each other office of the Company (whether now existing or hereafter established).

                  (v) ..Sgverabilj_ty;_Conipany's_Rjght Jo Restrict. The parties intend the geographical areas listed in Section 5(d)(iv) to be completely severable and independent, and any invalidity or unentbrceability of this Agreement with respect to any one area shall not render this Agreement unenforceable as applied to any one or more of the other areas. The Company reserves the right, at any time and from time to time, unilaterally to restrict the scope of Employee's covenant herein, by giving notice to Employee, in order to avoid any unenforceability thereof.

                  (e) Equitable Relief; Reasonableness. Employee acknowledges that the Company may have no adequate means of protecting its rights under this
Section 5 other than by securing an injunction (a court order prohibiting Employee from violating this Agreement). Accordingly, Employee agrees that the Company is entitled to enforce this Agreement by obtaining a temporary restraining order, preliminary and permanent injunction and any other appropriate equitable relief in any court of competent jurisdiction. Employee acknowledges that the Company's recovery of damages will not be an adequate means to redress a breach of this Agreement, but nothing in this Section 5 shall prohibit the Company from pursuing any remedies in addition to injunctive relief, including recovery of damages. The parties hereby agree that all provisions and restrictions in this Section 5 are reasonable in nature and are designed to reasonably protect the Company's interests.

                  (f) Accounting. Employee covenants and agrees that if he shall violate any of his covenants or agreements under this Agreement, Company shall be entitled to an accounting and repayment of all profits, compensation, commissions, remuneration or benefits which Employee directly or indirectly has realized and/or may realize as a result of, growing out of, or in connection with any such violation. Such remedy shall be in addition to and not in limitation of any injunctive reliefer other rights or remedies to which the Company is or may be entitled at law, in equity or under this Agreement.

                  (g) Representation. The Company does not desire to acquire from Employee any trade secret, practice, technique or other information tha! he may have acquired or may in the future acquire from others that is subject to restrictions on disclosure or use. Accordingly, Employee represents, warrants and covenants that he has not and will not divulge to the Company any trade secret, practice, technique or other information in violation of the rights of other parties. Employee further represents and warrants that he is free to accept employment with the Company as contemplated by this Agreement, that he is not a party to any agreement or arrangement, whether oral or written, that would constitute a conflict of interest with this Agreement, and that he is not subject to any other obligations, commitments or restrictive covenants of any kind that would in any way hinder or interfere with his acceptance, or the full performance, of his obligations under this Agreement or the exercise of his best efforts in his employment under this Agreement.

      6- Survival. Employee's obligations provided in Sections 5(a), 5(b), 5(c) and 5(d) above all shall continue in full force and effect for the periods specified in those Sections 5(a), 5(b), 5(c) and 5(d) following the termination of the Period of Employment.

      7. General Provisions.

            (a) Nonassignability, Neither this Agreement nor any right or interest hereunder shall be assignable by Employee.

            (b) Entire Agreement; Amendment. This Agreement contains the entire understanding between the parties with reference to the employment of Employee by the Company, and supersedes any prior agreement, understanding or arrangement between Employee and the Company.. This Agreement may not be modified or amended except by an instrument in writing signed by all the parties hereto. This Agreement shall be binding upon and shall inure to the benefit of Employee and the Company and their respective heirs, successors and assigns.

            (c) Notice. For purposes of this Agreement, written notice shall be effective if personally delivered or if sent by certified mail, return receipt requested, to the parties at the addresses set forth beneath their signatures below, or at such other address that either party may provide the other pursuant to this subsection. For purposes of computing time, all time periods provided under this Agreement will commence on the date notice is deposited in the mail, or if notice is personally delivered, upon receipt of such delivery.

            (d) Waiver. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term and condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

            (e) Seyerabjiity. If, for any reason, any provision of this Agreement (including without limitation any provision of Section 7(d)) is held invalid, such invalidity shall not affect any other provision of this Agreement not held so invalid, and each such other provision shall to the full extent consistent with law continue in full force and effect. If any provision of this Agreement (including without limitation any provision of Section 7(d)) is held invalid in part, such invalidity shall in no way affect the rest of such provision not held so invalid, and the rest of such provision, together with all other provisions of this Agreement, shall to the full extent consistent with law continue in full force and effect.

            (f) Governing Law. This Agreement has been executed and delivered in the State of Illinois, and its validity, interpretation, performance and enforcement shall be governed by the laws of the State of Illinois, without regard to conflicts of law principles.

            (g) Reimbursement of Expenses. Company will reimburse the Employee for reasonable business expenses incurred in performing the Employee's duties and promoting the business of the Company, including reasonable entertainment, travel and lodging expenses, provided the Employee complies with the Company's policies for reimbursement or advance of business expenses established by the Company, which shall include providing reasonable evidence of such expenses and the business reasons for such expenses.

[THE NEXT PAGE IS THE SIGNATURE PAGE]

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal (the individual adopting the word "SEAL" as his seal) as of the day and year first above stated.

EMPLOYEE:

                                                     /s/ Ahmed Shaikh
                                                     ---------------------------
                                                     Employee Name: Ahmed Shaikh

                                                     Address:
                                                     34093 N. 59(bWay
                                                     Scottsdale, AZ 85262

                                                     THE COMPANY:

                                                     THE KNOCKOUT CROUP, INC.


                                                     By: /s/ John Bellamy
                                                     ---------------------------
                                                     Name: John Bellamy

                                                     Title: Chairman/CEO

                                                     Address:
                                                     100 W. Whitehall Avc
                                                     Northlake, 1L60164

EXHIBIT A

                         EXHIBIT B PRIOR DEVELOPMENTS BY

                                    EMPLOYEE

      The following is a complete list of all unpatented and uncopyrighted developments relevant to the subject matter of my employment by the Company that have been made or conceived by me prior to or otherwise not in connection with my employment by the Company.



                                X   No inventions or improvements.
                                -

                                    All such inventions as are described below:


















                           Additional sheets attached.